Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone

May 15, 2013

Eastern Virginia Bankshares, Inc.

330 Hospital Road

Tappahannock, Virginia 22560

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Eastern Virginia Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the issuance by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to 1,098,901 shares (the “Shares”) of the Company’s common stock, $2.00 par value per share (“Common Stock”) (collectively, the “Rights Offering”). The Company has filed a Registration Statement on Form S-1, file number 333-188105 (as the same may be amended and supplemented, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights and the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of the record date for the distribution of the Rights, in connection with the Rights Offering. The Rights and the Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Amended and Restated Articles”), and the Bylaws of the Company, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company with respect to the Rights Offering and the offering and sale of the Shares, and (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the

ATLANTA      BEIJING      CHICAGO      HONG KONG      NEW YORK      NORFOLK      ORANGE COUNTY      PORTLAND

RALEIGH      RICHMOND      SAN DIEGO      SHANGHAI      TYSONS CORNER      VIRGINIA BEACH      WASHINGTON, DC

Eastern Virginia Bankshares, Inc.

May 15, 2013

truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have further assumed that (x) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of issuance of the Securities thereunder) and (y) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

In expressing the opinion set forth below, we have assumed that the Shares will not be issued in violation of the restrictions on ownership under the terms of the Rights Offering, as set forth in the Registration Statement and the form of rights certificate included as Exhibit 4.3 thereto (the “Rights Certificate”).

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

(1) the Rights have been duly authorized and, when and if issued and delivered in accordance with the terms of the Rights Offering, as set forth in the Registration Statement and the Rights Certificate, will be validly issued and will constitute valid and binding obligations of the Company, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and similar laws affecting the rights of creditors generally, and by general principles of equity; and

(2) the Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the terms of the Rights Offering, as set forth in the Registration Statement and the Rights Certificate (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding, together with the total number of shares of Common Stock reserved for issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Amended and Restated Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Eastern Virginia Bankshares, Inc.

May 15, 2013

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP